Exhibit 21

BLACK HILLS CORPORATION
SUBSIDIARIES

December 31, 2010
Black Hills Cabresto Pipeline, LLC, a Delaware limited liability company
Black Hills Colorado IPP, LLC, a South Dakota limited liability company
Black Hills Electric Generation, LLC, a South Dakota limited liability company
Black Hills Energy Resources, Inc., a South Dakota corporation
Black Hills Exploration and Production, Inc., a Wyoming corporation
Black Hills Gas Holdings Corp., a Colorado corporation
Black Hills Gas Resources, Inc., a Colorado corporation
Black Hills Idaho Operations, LLC, a Delaware limited liability company
Black Hills Midstream, LLC, a South Dakota limited liability company
Black Hills Non-regulated Holdings, LLC, a South Dakota limited liability company
Black Hills Ontario, LLC, a Delaware limited liability company
Black Hills Plateau Production, LLC, a Delaware limited liability company
Black Hills Power, Inc., a South Dakota corporation
Black Hills Service Company, LLC, a South Dakota limited liability company
Black Hills Utility Holdings, Inc., a South Dakota corporation
Black Hills Wyoming, LLC, a Wyoming limited liability company
Black Hills/Colorado Electric Utility Company, LP, a Delaware limited partnership
Black Hills/Colorado Gas Utility Company, LP, a Delaware limited partnership
Black Hills/Colorado Utility Company II, LLC, a Colorado limited liability company
Black Hills/Colorado Utility Company, LLC, a Colorado limited liability company
Black Hills/Iowa Gas Utility Company, LLC, a Delaware limited liability company
Black Hills/Kansas Gas Utility Company, LLC, a Kansas limited liability company
Black Hills/Nebraska Gas Utility Company, LLC, a Delaware limited liability company
Bloomfield Glenns Ferry, Inc., a Virginia corporation
Bloomfield Idaho Management, Inc., a Delaware corporation
Bloomfield Rupert, Inc., a Virginia corporation
Buick Power, LLC, a Delaware limited liability company

Cheyenne Light, Fuel and Power Company, a Wyoming corporation
EIF Investors, Inc., a Delaware corporation
Enserco Energy Inc., a South Dakota corporation
Enserco Midstream, LLC, a South Dakota limited liability company
Generation Development Company, LLC, a South Dakota limited liability company
Glenns Ferry Cogeneration Partners, Ltd., a Colorado limited partnership
Glenns Ferry Management, Inc., a Delaware corporation
Natural/Peoples Limited Liability Company, a Wyoming limited liability company
Rupert Cogeneration Partners, Ltd., a Colorado limited partnership
Rupert Management, Inc., a Delaware corporation
Wyodak Resources Development Corp., a Delaware corporation